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                                  EXHIBIT 24.2






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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Cash America International, Inc. on Form S-8, of our report dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Cash America International, Inc.


COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
May 31, 1995